Exhibit 99.1

FOR IMMEDIATE RELEASE

Amplidyne Secures Financing Commitment for up to $0.5 Million


Raritan, N.J. - January 30, 2004 - Amplidyne, Inc. (OTCBB:AMPD - news) (www.amplidyneinc.com), a designer and seller of ultra linear power amplifiers and high speed broadband wireless products to the worldwide wireless telecommunications market, today announced it has closed on a $0.1 million financing and has secured an aggregate commitment for up to $0.4 million of debt and equity capital from Phoenix Opportunity Fund II, L.P. and Phoenix Opportunity Fund III, L.P., which are managed by a New York-based merchant and investment banking firm, Phoenix Capital Holdings. Under the terms of the financing, Phoenix Opportunity Fund II, L.P. has acquired the single largest ownership block and, has secured voting rights over approximate 53% of the outstanding stock on a fully diluted basis, in exchange for an equity investment of $0.1 million. Upon the completion of the equity transaction, Phoenix Opportunity Fund II, L.P. will own approximately 80% of the outstanding stock on a fully diluted basis and will have the right to elect a majority of the board of directors. The company has agreed to seek stockholder consent to amend its certificate of incorporation to fully draw down on the equity financing commitment. Phoenix Opportunity Fund III, L.P. has also agreed to lend to the company up to $0.4 million, a portion of which the company has drawn down pending completion of the equity financing. This loan is secured by substantially all of the assets of the company.

Dave Bains, President of Amplidyne, Inc., stated: "We are pleased to have secured this financing as it enables the management team to focus on the business. We look forward to developing Amplidyne's business in terms of customer segments and products."

Amplidyne's single and multicarrier linear power amplifiers are key components in cellular base stations, to increase the power of radio frequency and microwave signals with low distortion. Amplidyne's products are marketed to the cellular, wireless local loop and PCS segments of the wireless telecommunications industry.

Certain information contained in the press release is forward-looking. Actual results might differ materially from the forward-looking statements contained in the press release. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "could" or "plans" to be uncertain and forward-looking. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks involved in the successful deployment of the New Jersey ISP's services and products, the successful expansion and rollout by such ISP in New Jersey and Pennsylvania, the ability of such ISP to deploy, install, sell and market its products and services and to successfully execute their business plan, Amplidyne's ability to increase revenues and reduce operating losses, the successful development and sale of our products, the successful distribution of our products in the marketplace, the successful expansion of business with sales made by ISP's(including the New Jersey ISP), starting new product lines, the ability to enter into strategic relationships and joint-venture partnerships,


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competition,  managing expansion,  modifications to specifications  requested by customers(including the New Jersey ISP), fluctuations in purchase orders (including the New Jersey ISP's purchase order), or customers' failure to meet their forecasted usage, cancellation of purchase orders(including the New Jersey ISP's purchase order), requirements for new product development and product obsolescence, risks involved in sales outside of the United States (such as recessionary environments, longer collection periods, trade barriers, regulatory requirements, currency fluctuations), and other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.


For information on Amplidyne, Inc. visit:
http://www.amplidyneinc.com



Amplidyne, Inc.                             Phoenix Capital Holdings
908-253-6870                                212-980-3240